UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
(Address of principal executive office, including zip code)

(727) 934-8778
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities.

On May 18, 2005, Solomon Technologies, Inc. (the “Company”) issued and sold an aggregate of 330,000 shares of common stock (the “Shares”) to Charles Shannon and Mr. Shannon’s counsel, Mark J. Hardcastle. Mr. Shannon, our former Vice President of Sales and a former director, had brought a lawsuit against the Company in the Circuit Court for Charles County, Maryland, alleging that he was owed approximately $2,000,000. The Shares were issued in settlement of this claim. The Company has agreed to file a registration statement covering the Shares with the Securities and Exchange Commission within 60 days and use its best efforts to have the registration statement declared effective promptly thereafter.

The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) as transactions by an issuer not involving a public offering. Each purchaser of these securities represented such purchaser’s intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The sales of these securities were made without general solicitation or advertising. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: May 24, 2005	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr. President